Exhibit 10.1

Orbit Advisers Limited

February 27, 2014

Radius Health, Inc.

201 Broadway, 6th Floor

Cambridge, MA 02139

Gentlemen:

Reference is made to that certain Consulting Agreement (the “Agreement”), entered into as of January 22, 2014, between Radius Health, Inc. (the “Company”) and Orbit Advisers Limited (“Orbit”).  The Company and Orbit hereby terminate the Agreement, effective as of the date hereof.  Orbit agrees to repay to the Company $58,140 within five days as repayment of unearned Consulting Fees under the Agreement.

Sincerely,

ORBIT ADVISERS LIMITED

By:	/s/ Barbara Haldi	/s/ Vincent McCartney
Name:	Barbara Haldi	Vincent McCartney
	Clambake Limited	Cellar Limited
Title:	Directors of Corporate Directors

Accepted and Agreed:

RADIUS HEALTH, INC.

By:	/s/ Robert E. Ward
Name:	Robert E. Ward
Title:	President and CEO

/s/ Morana Jovan-Embiricos
Morana Jovan-Embiricos, Ph.D.